PricewaterhouseCoopers LLP Letterhead

                                           PricewaterhouseCoopers LLP
                                           2400 Eleven Penn Center
                                           Philadelphia PA 19103-2962
                                           Telephone (215) 963 8000
                                           Facsimile (215) 963 8700



                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in the registration statement of PECO Energy Transition Trust (PETT) on Amendment No. 4 to Form S-3 (File No. 333-58055) of our report dated February 19, 1999, on our audit of the financial statements of PETT as of December 31, 1998 and for the period from June 23, 1998 (date of Inception) to December 31, 1998.



PricewaterhouseCoopers LLP

March 10, 1999